                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AMECO and Subsidiaries Salaried Employees 401(K) Retirement Plan of our report dated November 30, 2000, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 2000 filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Irvine, California
June 21, 2001